News

Release

News

Release

Evans Bancorp, Inc.,  One Grimsby Drive, Hamburg, NY 14075

IMMEDIATE RELEASE

The Evans Agency Acquires the Business of Richardson & Stout Insurance

Move brings together two agencies with more than 100 years of customer service each

HAMBURG, N.Y., May 15, 2018 -- Evans Bancorp, Inc. (NYSE American: EVBN), a community financial services company serving Western New York since 1920, announced that its wholly owned insurance subsidiary,  The Evans Agency, LLC, has acquired the business of Richardson & Stout Insurance (“R&S”) of Wellsville, N.Y., effective July 1, 2018.  The transaction will bring The Evans Agency’s annualized premiums to over $100 million.

This strategic acquisition significantly deepens The Evans Agency’s leadership bench, broadens its geographic footprint, leverages the two agencies’ complementary products and services, and provides a bigger platform through which to further scale the business.

The transaction will be transparent for customers, who will continue to receive the excellent products and service they have received from Richardson & Stout. All current R&S employees will join The Evans Agency, including co-owners Richard Ewell, Ian Whitehouse, and Aaron Whitehouse.

“We’re excited to be welcoming new customers and a superb team of insurance professionals to The Evans Agency family,” said Robert G. Miller, Jr., President of The Evans Agency, LLC. “The joining of these local insurance agencies further demonstrates Evans’ commitment to the Western New York community and enhances our dedication of providing quality, cost-saving insurance solutions to local businesses, families and individuals.”

Founded in 1913, The Evans Agency, LLC has grown from a small town, family-owned insurance agency to a dynamic multi-location professional insurance and risk management operation providing personal, commercial and employee benefits solutions throughout Western New York. Richardson & Stout represents the 16th insurance acquisition completed by Evans.

“Our agency has known and worked with Bob Miller and his team at The Evans Agency for 25 years, through our affiliation with Combined Financial Services, a cluster group of agencies in Western New York,” said Aaron M. Whitehouse, President of Richardson & Stout Insurance.  “Richardson & Stout and The Evans Agency each have a 100 year plus history of providing insurance products and services to protect businesses and families, and we are looking forward to continuing this rich tradition.”

The roots of Richardson & Stout Insurance can be traced to the beginning of the last century, starting with The Brown Agency, founded in 1903 and the Forrest H. Allen Agency, formed in 1929. After several mergers and acquisitions, the Brown & Stout Agency and Allen, Dygert, & Hauser, Inc. merged their operations to become Richardson & Stout Insurance in 1998.

“The combination of the capabilities of both companies will provide our customers with a single point of contact for all their insurance, employee benefits and financial services needs,” said Richardson & Stout Vice President Rich Ewell.

The agency will be known as Richardson & Stout Insurance, a division of The Evans Agency,  and will remain in its current location at 80 N. Main Street in Wellsville. The office phone (585) 593-4296 will also remain unchanged.

Terms of the deal were not announced.

The Evans Agency Acquires the Business of Richardson & Stout Insurance

May 15, 2018

About Evans Bancorp, Inc.

Evans Bancorp, Inc. is a financial holding company and the parent company of Evans Bank, N.A., a commercial bank with $1.4 billion in assets and $1.1 billion in deposits at March 31, 2018.  Evans is a full-service community bank, with 14 financial centers providing comprehensive financial services to consumer, business and municipal customers throughout Western New York.  Evans Bancorp's wholly owned insurance subsidiary, The Evans Agency, LLC, provides life insurance, employee benefits, and property and casualty insurance through nine insurance offices in the Western New York region.  Evans Investment Services provides non-deposit investment products, such as annuities and mutual funds.

Evans Bancorp, Inc. and Evans Bank routinely post news and other important information on their websites, at www.evansbancorp.com and www.evansbank.com.

Safe Harbor Statement:  This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements include, but are not limited to, statements concerning future business, revenue and earnings.  These statements are not historical facts or guarantees of future performance, events or results.  There are risks, uncertainties and other factors that could cause the actual results of Evans Bancorp to differ materially from the results expressed or implied by such statements.  Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include competitive pressures among financial services companies, interest rate trends, general economic conditions, changes in legislation or regulatory requirements, effectiveness at achieving stated goals and strategies, and difficulties in achieving operating efficiencies.  These risks and uncertainties are more fully described in Evans Bancorp’s Annual and Quarterly Reports filed with the Securities and Exchange Commission.  Forward-looking statements speak only as of the date they are made.  Evans Bancorp undertakes no obligation to publicly update or revise forward-looking information, whether as a result of new, updated information, future events or otherwise.

For more information, contact:
Company	Investors
John B. Connerton Executive Vice President & Chief Financial Officer	Deborah K. Pawlowski Kei Advisors LLC
(716) 926-2000 jconner@evansbank.com	(716) 843-3908 dpawlowski@keiadvisors.com

Media
Kathleen R. Young Public & Community Relations Manager
(716) 926-2040 x4799 (716) 343-5562 cell krizzoyoung@evansbank.com

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